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                                                                   EXHIBIT 10.17

                 CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE
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     This Confidential Separation Agreement and Release ("Agreement") is entered into effective February 12, 1998 ("Effective Date") between Interwoven, Inc. ("Interwoven") a California corporation, and Steven Farber ("Mr. Farber"), (jointly referred to as the "Parties").

                                   RECITALS
                                   --------

     WHEREAS, Mr. Farber has been employed by Interwoven as President and Chief Executive Officer;

     WHEREAS, Mr. Farber and Interwoven desire to discontinue the employment relationship between them on the terms and subject to the conditions described in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the Parties agree as follows:

                                     TERMS
                                     -----

     1.   Separation Date. Mr. Farber's employment with Interwoven as President
          ---------------
and Chief Executive Officer is terminated effective February 12, 1998 (the "Separation Date"). Mr. Farber agrees and understands that effective as of the Separation Date, he is no longer authorized to incur any expenses or obligations or liabilities on behalf of Interwoven.

     2.   Separation Period. For a period of approximately five and one-half
          -----------------
months, through and including August 1, 1998, (the "Separation Period"), Mr. Farber will continue to make himself available at mutually agreeable times and location(s) as a part-time employee of Interwoven to aid Interwoven and its succeeding Vice President of Sales and its succeeding Chief Executive Officer in their transition. As consideration for his agreement to perform services as a part-time employee, Interwoven agrees to pay Mr. Farber (i) a pro-rata portion of $10,000.00 for the period commencing on the Effective Date and concluding on February 28, 1998, (ii) $10,000.00 for each of the five full calendar months in the Separation Period, to be paid (less regular payroll deductions and applicable withholdings) on Interwoven's normal payroll dates, and (iii) Twenty-Thousand Dollars ($20,000.00) to be paid (less regular payroll deductions and applicable withholdings) on August 1, 1998. Mr. Farber understands and agrees that following the Separation Period, he will not be reemployed by Interwoven and that he will not apply for or otherwise seek employment with Interwoven at any time.

     3.   Employee Benefits. Mr. Farber's participation in any employee benefit
          -----------------
plans that are sponsored by Interwoven, including but not limited to medical, dental and disability insurance benefits, will continue for the Separation Period to the extent his participation in such plans is permitted pursuant to the terms and conditions of such plans. If, following the Separation Date, Mr. Farber is no longer eligible to participate in Interwoven's health
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insurance programs as an active employee of Interwoven, he, his spouse and any dependents covered by such health insurance programs, will be eligible for continued coverage as provided in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Interwoven will provide Mr. Farber, his spouse and any dependents covered by such health insurance programs, COBRA coverage at its expense for the Separation Period, and for such additional period thereafter at Mr. Farber's expense as authorized by COBRA, provided that Mr. Farber timely completes the requisite forms to obtain such continued coverage.

     4.   Vesting of Shares. Mr. Farber currently holds options to purchase One
          -----------------
Hundred Ninety-Six Thousand shares of Interwoven Common Stock (the "Option Shares"). Effective on the Separation Date, Mr. Farber may exercise such options to acquire all of the Option Shares. From and after the Effective Date, none of the Option Shares will be subject to a right of repurchase in favor of Interwoven; all of the Option Shares are vested as of the Effective Date. Mr. Farber may exercise his options pursuant to Interwoven's customary stock option plan stock purchase agreement at any time during the Separation Period and for a period of ninety (90) days following the end of the Separation Period. Mr. Farber may acquire the Option Shares through the payment of cash and, for an amount not to exceed 90% of the exercise price, by delivery of a non-interest bearing full recourse promissory note due on October 31, 1998.

     5.   Representation by Counsel. Each of the Parties hereto acknowledges
          -------------------------
that they have been represented by counsel of their choice and that this Agreement has been executed with the consent and on the advice of such legal counsel. Both parties further acknowledge that they and their counsel have had adequate opportunity to make whatever investigation or inquiry deemed necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the acceptance of the consideration specified herein.

     6.   Board of Directors. Mr. Farber hereby resigns from Interwoven's Board
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of Directors.

     7.   Return of Company Property. Mr. Farber hereby represents and warrants
          --------------------------
to Interwoven that he has returned to Interwoven any and all of Interwoven's property or data of any type whatsoever that was in his possession or control.

     8.   Proprietary Information. Mr. Farber hereby acknowledges that he is
          -----------------------
bound by the Interwoven Employee Confidential Information and Inventions Agreement (the "Employee Agreement"), a copy of which is attached hereto. Mr. Farber further confirms that he has delivered to Interwoven all documents and data of any nature containing or pertaining to such Proprietary Information and that he has not taken with him any such documents or data or any reproduction thereof. However, this paragraph 8 shall in no way interfere with Mr. Farber's ability to disclose such confidential and/or proprietary information, as may be required or reasonably necessary in response to a validly issued subpoena or pursuant to court order, or in connection with a legal defense or to cooperate with governmental agencies in any investigation or inquiry involving such confidential or Proprietary Information. Mr. Farber shall promptly provide Interwoven with advance notice

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of any subpoena, discovery request or court order which purports to require disclosure of confidential and/or proprietary information.

     9.   Confidentiality and NonDisparagement. This Agreement is intended to be
          ------------------------------------
strictly confidential. The Parties hereby agree not to communicate the content, terms, and conditions of this Agreement to any person or entity other than to enforce the terms hereof, to bona fide investors in connection with prospective investments in, or acquisitions of, the Company, and as required by law. The provisions of this Section 9 shall not prohibit communications made to shareholders, directors, partners, employees, attorneys, accountants, insurers, or tax or financial advisers of a Party provided that those communications are reasonably necessary to the execution and performance of this Agreement or for such other purpose as may be required by law, and the shareholder, director, partner, employee, attorney, accountant, insurer, or tax or financial adviser is duly informed of the confidentiality requirement. Interwoven shall designate a single officer or member of the board of directors, reasonably acceptable to Mr. Farber, to reply to any and all reference inquiries it may receive about Mr. Farber. Interwoven agrees that each reference provided by Interwoven shall confirm Mr. Farber's tenure as an officer of Interwoven, that he discharged his responsibilities in good faith, describe the Company's progress during his tenure, and report accurately and positively on his performance. Each Party hereby agrees not to make any remarks about any other Party that could reasonably be construed as disparaging, provided that this prohibition shall not apply to remarks concerning events or occurrences which take place after the Effective Date and which are not related to the subject matter hereof.

     10.  Representation Regarding Existing Claims. Mr. Farber hereby warrants
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that as of the Effective Date of this Agreement, he has not filed any charge, complaint or legal action in any court, before any administrative agency, or in or before any other forum, naming Interwoven as a party.

     11.  Release. The payments and agreements set forth in this Agreement are
          -------
in full satisfaction of any and all accrued salary, vacation pay, bonus pay, profit-sharing, termination benefits, stock options, stock rights or other compensation to which Mr. Farber may be entitled by virtue of his employment with Interwoven or the termination of his employment with Interwoven, other than his regular compensation for the period concluding February 11, 1998 which shall be paid (less regular payroll deductions and applicable withholdings) on its scheduled payroll date. Mr. Farber, on behalf of himself, his representatives, heirs, executors, attorneys and agents, and each of the foregoing, hereby forever releases and discharges Interwoven and its representatives, heirs, executors, attorneys, agents, officers, shareholders, directors, employees, partners, parent corporations, subsidiaries, affiliates, divisions, successors and assigns, and each of the foregoing, from any and all manner of action, claim or cause of action, in law or in equity, suits, debts, liens, contracts agreements, promises, liabilities, demands, losses, damages, costs or expenses, including without limitation court costs and attorneys' fees, which Mr. Farber may have against Interwoven or any of its officers, employees, or agents at the time of the execution of this Agreement, known or unknown, arising out of, or in connection with, or relating directly or indirectly to Mr. Farber's employment with Interwoven or the termination of Mr. Farber's employment

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with Interwoven; in addition, Interwoven, on behalf of itself, its representatives, heirs, executors, attorneys, agents, officers, shareholders, directors, employees, partners, parent corporations, subsidiaries, affiliates, divisions, successors and assigns, and each of the foregoing from any and all manner of action, claim or cause of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, losses, damages, costs or expenses, including without limitation court costs and attorneys' fees, which Interwoven may have against Mr. Farber, his representatives, heirs, attorneys and agents at the time of the execution of this Agreement, known or unknown, arising out of, or in connection with, or relating directly or indirectly to Mr. Farber's employment with Interwoven or the termination of Mr. Farber's employment with Interwoven (other than breaches of the Employee Agreement) (hereinafter, the matters released by Farber and by Interwoven in this paragraph 11 are collectively referred to as the "Released Matters").

     EACH OF THE PARTIES ACKNOWLEDGES THAT THIS RELEASE EXTENDS TO CLAIMS WHICH A PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR ITS FAVOR, WHICH IF KNOWN BY SUCH PARTY WOULD HAVE MATERIALLY AFFECTED HIS OR ITS DECISION TO ENTER INTO THIS RELEASE. EACH PARTY ACKNOWLEDGES THAT IT IS FAMILIAR WITH SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     EACH PARTY EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH HE OR IT HAS OR MAY HAVE UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, OR ANY OTHER STATUTE OR LEGAL PRINCIPLE WITH SIMILAR EFFECT.

     In connection with such waiver and relinquishment, each Party acknowledges that it is aware that, after executing this Agreement, it or its attorneys or agents may discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the Released Matters, this Agreement, or the parties thereto, but that it is its intention hereby fully, finally and forever to settle and release all of the claims, matters, disputes and differences known or unknown, suspected, or unsuspected, which now exist, or heretofore may have existed against each other in connection with the Released Matters. In furtherance of this intention, the release herein given shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different claim or fact.

     12.  Successors and Assigns. The provisions of this Agreement and the
          ----------------------
Release contained herein shall extend and inure to the benefit of and be binding upon, in addition to the Parties hereto, just as if they had executed this Agreement, the respective legal heirs and

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assigns of each of the Parties hereto and their spouses, descendants, ancestors, dependents, heirs, executors, administrators, directors, officers, partners, attorneys, agents, servants, employees, representative, affiliates, parents, subsidiaries, shareholders, predecessors, successors and assigns and each of the foregoing.

     13.  Representations as to Authority. Each of the Parties hereto represents
          -------------------------------
and warrants it has the sole right and exclusive authority to execute this Agreement and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand, or any portion of or interest in any claim or demand, relating to any matter covered by this Agreement.

     14.  Legal and Equitable Remedies. Both Parties agree that each Party shall
          ----------------------------
have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies that party may have at law or in equity for breach of this Agreement.

     15.  Attorneys' Fees. If any action at law or in equity is brought to
          ---------------
enforce the terms of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other Party, in addition to any other relief to which such prevailing Party may be entitled.

     16.  Email; Telephone; Voice-Mail.
          ----------------------------

          (a) With respect to Mr. Farber's Interwoven e-mail address, Interwoven agrees to continue and maintain it throughout the term of the Separation Period provided that Mr. Farber promptly redirects to Interwoven all e-mails received that are related to Interwoven business; all such e-mails shall be Proprietary Information subject to the Employee Agreement.

          (b) Interwoven agrees to maintain Mr. Farber's voice-mail address at Interwoven through March 16, 1998 and, thereafter through the Separation Period, shall provide to inquirers a telephone number, as supplied in writing by Mr. Farber, to which calls may be placed to him.

          (c) Mr. Farber agrees to promptly pay to Interwoven the cost of his cellular telephone and to arrange at the earliest practicable time for the removal of Interwoven from his GTE cellular telephone account. Until that time, Interwoven shall timely pay the associated fees and expenses provided that Mr. Farber reimburses such payment within five (5) calendar days of delivery to him of a request for reimbursement accompanied by a copy of the invoice.

     17.  Voting Trust. Provided that such request (i) is a term of the hiring
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of a successor Chief Executive Officer, and (ii) such successor meets with Mr.
Farber to provide a reasonable explanatory background for the request, Mr. Farber agrees that upon request of the Company he will place his Option Shares in a voting trust administered by the Company's Board of Directors.

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     18.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between Mr. Farber and Interwoven with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, except that Mr. Farber's Employee Agreement, remains in effect. Mr. Farber acknowledges that neither Interwoven nor its agents or attorneys, have made any promise, representation or warranty whatsoever, whether written or oral, which is not contained in this Agreement, for the purposes of inducing Mr. Farber to execute the Agreement, and Mr. Farber acknowledges that he has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein.

     19.  Modification. If is expressly agreed that this Agreement may not be
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altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, duly executed by authorized representatives of each of the Parties hereto.

     20.  Severability. If any provision of this Agreement is held to be void,
          ------------
voidable, unlawful, or unenforceable, the remaining portions of this Agreement will continue in full force and effect, except that if Mr. Farber's release of claims set forth in Paragraph 11 above is deemed void, voidable, unlawful, or unenforceable, then Interwoven, at its sole option, will be relieved of any remaining obligation under this Agreement and entitled to recover any payments made to Mr. Farber under this Agreement and to repurchase the Option Shares at cost.

     21.  Interpretation. This Agreement is made, and will be construed, under
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California law.

     IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Agreement as of the date and year set forth below.

Dated:  February 13, 1998               STEVEN FARBER

                                        By: /s/ Steven Farber
                                            ---------------------------
                                            Steven Farber

Dated:  February 13, 1998               INTERWOVEN, INC.

                                        By: /s/ Peng T. Ong
                                            ---------------------------
                                            Peng Tsin Ong, Chairman
                                            Interwoven, Inc.

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